                                                                Exhibit 99.1

FOR IMMEDIATE RELEASE
ST. LOUIS, MISSOURI
SEPTEMBER 21, 2005


                    ANGELICA DECLARES QUARTERLY DIVIDEND

   Names Steve O'Hara Chairman and Chuck Mueller Independent Lead Director


ST. LOUIS, Missouri (September 21, 2005) - Angelica Corporation (NYSE:AGL) declared today its quarterly dividend of 11 cents, payable on October 10, 2005, to shareholders of record at October 3, 2005.

The Board also announced that Steve O'Hara will succeed Don Hubble as Chairman of the Board, effective January 29, 2006. Mr. O'Hara will retain the Chief Executive Officer title as well. Effective at the same time, Chuck Mueller, retired Chairman and CEO of Ameren Corporation, will become Lead Director for Angelica Corporation. Mr. Mueller has been a director since 1996 and will continue as Chairman of the Corporate Governance and Nominating Committee. Mr. Hubble will remain an active member of the Board of Directors.

Finally, the Board responded to shareholder requests to consider a stock buyback by noting that it would continue to consider such a program in the future but that current debt levels, combined with highly volatile energy prices impacting our business, makes this move imprudent at this time. Since our debt is currently above target levels, and volatile energy markets increase the uncertainty of any forward projections, the Board believes the best use of cash at this time is to reduce debt to target levels before a stock repurchase program or any further sizable acquisitions.

Commenting on the Board's actions, Mr. O'Hara noted, "I believe the decision to focus our resources at this time on debt reduction versus a stock buyback or further acquisitions is prudent while we work to improve our core business results against rising costs. We hope to show operating improvements in future quarters which could free up resources for either a stock repurchase program or future acquisitions.

Mr. O'Hara continued, "I'm grateful to my predecessor Don Hubble for his counsel during my first two years as CEO and appreciate his willingness to remain an Angelica Director. I'm delighted that Chuck Mueller has agreed to undertake the additional role of independent Lead Director and look forward to working with him to create value for Angelica's shareholders."

Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. More information about Angelica is available on its website, www.angelica.com

Forward-Looking Statements
--------------------------

Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, ability to mitigate work disruptions at our plants arising from work interruptions or stoppages, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness of certain expense reduction initiatives, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.

For additional information contact:

JIM SHAFFER                              JOHN MILLS
CHIEF FINANCIAL OFFICER or               INTEGRATED CORPORATE RELATIONS, INC.
COLLEEN HEGARTY                          (310) 395-2215
DIRECTOR OF INVESTOR RELATIONS
ANGELICA CORPORATION
(314) 854-3800